UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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HC2 Holdings, Inc.

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HC2 HOLDINGS SENDS

LETTER TO STOCKHOLDERS CORRECTING GORZYNSKI’S SMEAR

CAMPAIGN DISGUISED AS A CONSENT SOLICITATION

TIME FOR THE TRUTH

Michael Gorzynski’s Smear Campaign Disguised as a Consent Solicitation is Full of Deceit, Gross Misrepresentations, Mischaracterizations and Unwarranted Personal Attacks on Management and the Board with Little to NO DISCLOSURE on His Limited and Opaque Investment Career

TIME FOR STOCKHOLDERS TO FIGHT BACK

HC2 Recommends Stockholders Sign, Date and Promptly Return the WHITE Consent Revocation Card and Mark “REVOKE MY CONSENT” Boxes to Oppose Each of Percy Rockdale’s Proposals and Support HC2’s Independent, Experienced and Highly-Qualified Directors

New York, New York – April 16, 2020 – The Board of Directors of HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today issued a letter to stockholders correcting the litany of false accusations and rebutting the myriad of deceitful claims continually advanced by the dissident, short-term stockholder, Michael Gorzynski, with clear facts.

The full text of the letter from the HC2 Board of Directors follows:

Dear HC2 Stockholders:

As you may be aware, we are in the midst of a smear campaign disguised as a consent solicitation intended to persuade you to cede control of HC2 to a group of individuals with little to no relevant operating or board experience led by an unproven, inexperienced, short-term investor in HC2, Michael Gorzynski. Specifically, you are being asked to make a critical decision regarding the future of HC2 by joining his Consent Solicitation. We respectfully ask that you take a few minutes to learn the truth about the prolific smear campaign currently being waged by Mr. Gorzynski by reading further and promptly returning the WHITE card marked REVOKE MY CONSENT.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Michael Gorzynski’s unwarranted, costly and distracting consent solicitation puts the future of HC2 in jeopardy. Mr. Gorzynski’s case for wholesale change is based on numerous false and deceitful statements in an attempt to mislead stockholders. Mr. Gorzynski and his slate of nominees are woefully unqualified and inexperienced and put your investment in HC2 at great risk. We want to set the record straight so that you can make an informed decision based on the FACTS. As your Board of Directors, we once again urge you to ignore Mr. Gorzynski’s false allegations and support your current Board to continue to deliver enhanced long-term stockholder value.

Michael Gorzynski’s False Accusations

FALSE Narrative	THE TRUTH
× “No Real Oversight”	✓ All of the Independent Directors are truly independent and meet NYSE independence requirements, with 4 of the 5 Independent Directors having no prior relationship with HC2’s executive management team.
× “Burdensome Regulatory Problems”	✓ HC2 does not face any regulatory concerns outside of those considered normal course of business for a public company.
× “Excessive Corporate Spending”	✓ HC2 already reduced overhead by 40% over the past 3 years and is committed to further reductions in the near future.
× “Mr. Falcone’s personal financial issues impact HC2”

✓    Mr. Gorzynski is distracting stockholders with Mr. Falcone’s personal matters to mislead investors into thinking that such matters impact his abilities as HC2’s CEO.

✓    HC2’s Independent Directors hired independent counsel to review the impact of Mr. Falcone’s private financial matters and determined such matters do not detract from his capabilities as CEO in any way.

× “No operational discipline and no portfolio synergies”

✓    HC2 is intentionally structured as a “well-established and diverse holding company”.

✓     HC2’s strategy is to purposefully invest in diverse assets to provide stockholders with mitigated risk and a wide breadth of opportunities to invest in assets positioned to achieve growth and profitability.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

FALSE Narrative	THE TRUTH
× “Question KMG’s bargain purchase gain (“BPG”)”

✓    Mr. Gorzynski’s attacks on KMG’s BPG are baseless attempts to mislead investors.

✓   Extensive consultations with Big 4 accounting advisors and nationally recognized actuarial advisors were utilized in determining the accounting for the BPG, which was included in HC2’s 2018 financials audited by BDO, USA LLP.

× “The Audit Committee mishandled MG Capital’s March 2nd letter by informing Mr. Falcone of it”

✓    Mr. Falcone was Chairman of the Board of HC2 at the time of the March 2nd letter and it would have been imprudent not to inform him of the severity of the claims within that letter.

✓    After an independent investigation, we have come to learn that such claims were baseless. But at the time, it was necessary to inform the Chairman of the Board to ensure that proper due diligence would be done and appropriate actions would be taken to investigate Mr. Gorzynski’s false claims within such letter in an effort to protect stockholders.

× “Mr. Falcone used company resources for personal gain”

✓    Mr. Falcone was represented by HC2’s former general counsel on a personal matter after he left HC2 and under an independent engagement for services, and was not paid for by HC2 for such services in any form.

✓    The deposition referenced by Mr. Gorzynski was selectively edited with material omissions designed to mislead investors into thinking that Mr. Falcone admitted to misusing HC2 resources, when he did not.

× “Mr. Falcone is banned from operating an insurance company”

✓    HC2’s business purpose and strategy is NOT to operate its subsidiaries nor to manage their day-to-day operations.

✓    HC2, through Continental Insurance Group, Ltd. (“CIG”), provides the insurance company with unique and differentiated investment management services and does not operate Continental General Insurance Company (“CGIC”).

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

FALSE Narrative	THE TRUTH
× “Mr. Falcone Focused on Bizarre and Opaque Investments”

✓    Arcot and Wheels Up were $27.4M of debt investments made by CIG on behalf of CGIC (which holds $4.3B in assets, less than 0.0064 of the portfolio) in full compliance with the Texas Insurance Code and the existing Investment Management Agreement between the parties.

✓    Both investments were also fully disclosed to the Texas Department of Insurance (TDI) in the normal course. Both investments have been fair valued quarterly and the Arcot unsecured notes have twice been impaired in accordance with normal process.

✓    The Arcot secured note, which had an initial face value of $7.5M, has not been impaired.

✓    Wheels Up has performed in line with expectations and continues to grow its user base and raise growth equity.

✓   The status of 704Games is not “unknown”. As disclosed in HC2’s most recent Form 10-K: On August 14, 2018, 704Games issued a 53.5% equity interest to international media and technology company Motorsport Network.

✓    As a result, HC2’s ownership percentage in 704Games was diluted to 26.2% resulting in the loss of control and deconsolidation of the entity.

× HC2 is extracting ~$4M to Harbinger Capital through an opaque service agreement

✓     HC2 entered into an arm’s length services agreement with third party, Harbinger Capital, for the benefit of stockholders.

✓    The services agreement includes necessary provision of services such as providing office space, administrative salaries and benefits, and other overhead, with the costs incurred under the agreement based on actual use, saving HC2 significant overhead costs.

✓    HC2’s 2019 Form 10-K provides enhanced disclosure around the services agreement and a breakdown of the annual costs incurred. Further, Mr. Falcone receives no remuneration as any part of the service agreement.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

FALSE Narrative	THE TRUTH
× Mr. Falcone’s wife used stockholders’ resources for personal benefit	✓ Not only did Mrs. Falcone never use stockholders’ resources for personal benefit, but Everest Entertainment has been non-operational since 2013.

Who is Michael Gorzynski?

Gorzynski Intends to be Your Interim CEO without having ANY relevant C-Suite, Holding Company, Acquisition or Operational Experience

Questionable Employment History:

×	Claims to have “20 years of investment experience”, yet after an exhaustive search, we failed to find public records of MG Capital ever making an investment, raising capital or stewarding a company
×	Never had a C-Suite or Board role at any public company
×	No public company operating experience

Zero Relevant Experience:

×	ZERO record of making an acquisition, yet wants to be CEO of a diversified holding company
×	ZERO non-financial operating experience or relevant industry operating experience
×	ZERO record of operating a publicly-traded, NYSE-listed company

Why would stockholders give control of HC2 to an investor who has:

×	ZERO track record in overseeing a complex public company?
×	ZERO non-financial operational experience?
×	ZERO known track record in successfully raising capital for MG Capital?
×	ZERO experience stewarding a public company?

Gorzynski’s Slate Also Lacks the Right Experience and Track Record… Putting the Future of HC2 at Great Risk

×	George Brokaw has been named in numerous lawsuits for alleged breach of stockholder fiduciary trust, gross mismanagement, unjust enrichment and regulatory violations
×	Kenneth Courtis was on the board of a company faced censure from the Hong Kong Stock Exchange for disclosing non-public information and was criticized in the media for personally delaying the execution of M&A which resulted in harm to investors
×	Robin Greenwood has limited professional experience outside of academia

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

×	Liesl Hickey has never sat on a public company board and describes herself as a “veteran Republican political strategist”
×	Jay Newman has never sat on a public company board or held a public company C-suite position

4 of the 6 nominees have NEVER been on a public company board

NONE of the nominees have EVER been involved in operating a public company

THE CHOICE IS CLEAR

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD

Your Board of Directors unanimously recommends that stockholders sign, date and promptly return the enclosed WHITE Consent Revocation Card and mark the “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly qualified directors. Please do not return or otherwise vote any green consent card sent to you by Percy Rockdale—even as a protest vote against Percy Rockdale.

For more information, please go to: www.HC2vision.com

No matter how many or how few shares you own, your revocation of consent is extremely important to ensuring HC2 can carry out its strategic objective of creating near-term value and driving even higher returns over the long term for all of our stockholders. Please act today and make your voice heard regarding the future of HC2.

If you have any questions or need assistance in voting your shares, please contact our soliciting agent, Okapi Partners. Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

We believe that HC2’s highly qualified and experienced Board of Directors is best positioned to oversee the continued successful execution of HC2’s strategy and to deliver substantial value to all of our stockholders. On behalf of our management team, we thank you for your continued support, interest and investment in HC2, and respectfully ask that you reject Michael Gorzynski’s efforts to usurp control of HC2 and revoke your consent.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Sincerely,

The HC2 Board of Directors

Warren H. Gfeller, Chairman	Wayne Barr, Jr.	Philip A. Falcone, President and CEO

Robert V. Leffler, Jr.	Lee Hillman	Julie Totman Springer

If you have any questions or need assistance voting contact:

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 629-6355

Email: info@okapipartners.com

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

 Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691